UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2008

The Gap, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-7562

Delaware	94-1697231
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2 Folsom Street
San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(650) 952-4400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)        On October 1, 2008, the Board of Directors (the "Board") of The Gap, Inc. (the "Company") approved amended and restated bylaws for the Company (the "Amended and Restated Bylaws"), effective immediately. A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.(ii).1.

The Amended and Restated Bylaws amend the prior bylaws of the Company in the following principal respects:

1.   Amend and restate Article II, Section 6 (Advance Notice of Stockholder Nominees and Stockholder Business) to:

       a.   Specify that the advance notice provisions shall be the exclusive means for a stockholder to nominate candidates at annual meetings of stockholders (or special meetings of stockholders called to elect directors) or bring other business before an annual meeting of stockholders.

       b.   Revise the notice period to nominate candidates at annual meetings of stockholders or bring other business before an annual meeting of stockholders to not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the date on which the Company held the preceding year's annual meeting of stockholders.

       c.   Revise the notice period in the event that no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement to not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting date or, in the event that the first public announcement of the date of the annual meeting is first made by the Company less than one hundred (100) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

       d.   Expand and add additional specificity to the categories of information which the stockholder proponent must provide about the nominee, the proponent and any business proposed by the stockholder, including interests in derivative securities or arrangements with persons holding derivative securities, relationships and/or arrangements with the stockholder's nominee(s), and information that would enable the Board to determine a nominee's eligibility to serve as an independent director.

       e.   Revise the notice period to nominate candidates at special meetings of stockholders called to elect directors to not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, in the event that the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

       f.   Effect additional minor clarifications and revisions.

2.   Amend and restate Article III, Section 3 (Meetings of the Board of Directors) to clarify that special meetings of the Board of Directors may be called by a majority of the members of the Board then in office.

3.   Amend and restate portions of Article IV to address the fact that the Chairman of the Board position is no longer separate from the Chief Executive Officer position.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

        3.1        Amended and Restated Bylaws of The Gap, Inc. (effective October 1, 2008)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Gap, Inc.

Date: October 02, 2008	By:	/s/ Sabrina L. Simmons
Sabrina L. Simmons
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.(ii).1	Amended and Restated Bylaws of The Gap, Inc. (effective October 1, 2008)